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                                                                    EXHIBIT 15.1


               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION


The Board of Directors
SPSS Inc.:

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated May 4, 1999, July 30, 1999 and November 2, 1999 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of the registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                                       /s/ KPMG LLP


Chicago, Illinois
February 14, 2000